Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Iterum Therapeutics plc:

We consent to the use of our report dated March 25, 2019 incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG

Dublin, Ireland

July 5, 2019